                                                                  EXHIBIT 10.29

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406 * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION



               TURNKEY AGREEMENT FOR THE SUPPLY INSTALLATION AND
                                COMMISSIONING OF
                       THE HCA TELECOMMUNICATIONS NETWORK


DATE    9 August 1996


PARTIES

1: HUTCHISON CORPORATE ACCESS (HK) LIMITED of Rm. 1610, 16/F, One Harbourfront, 22 Tak Fung Street, Hunghorn, Kowloon ("the Purchaser", which expression shall include its successors and assigns); and

2: ViaSat, Inc. of 2290 Cosmos Court, Carlsbad, California 92009-1585, USA ("the Contractor").


PREAMBLE

The Purchaser has requested the Contractor, and the Contractor has agreed, to provide the Network on a turnkey basis, including the design, development, manufacture, installation and commissioning of the Equipment, as described in the Scope of Works and the Technical Specifications, and on the terms set out in the Contract.

1.      Definitions & Interpretation

        (a) In the Contract, words and expressions used as defined terms shall have the meanings assigned to them in the Conditions of Contract.

        (b) A reference in the Contract to a document listed under Clause 2 hereof shall be a reference to the document contained in the corresponding Annex.

        (c) Headings are for convenience only and do not affect interpretation. The rules of interpretation set out in the Conditions of Contract apply throughout the Contract unless the context requires otherwise.

2.      Contract Documents
        ------------------
        The Contract shall consist of this Agreement and the following Annexes:

        Annex 1     Conditions of Contract
        Annex 2     Product and Price Schedule
        Annex 3     Delivery and Payment Schedule
        Annex 4     Scope of Works
        Annex 5     Technical Specifications
        Annex 7     Test Plan (including Test Procedures)
        Annex 8     Contractor Quality Management System
        Annex 9     Further Purchase Product and Price Schedule
        Annex 10    Further Purchase Delivery and Payment Schedule
        Annex 11    Form of Performance Bond
        Annex 12    Form of Letter of Credit
        Annex 13    List of terms for letter of credit for Further Purchases
        Annex 14    List of Replacement Parts

3.      Hierarchy of Documents
        ----------------------

        In case of inconsistencies between the terms of any document forming part of the Contract the inconsistency shall be resolved in the following order or priority.

        (a) First, this Agreement.

        (b) Second, each of the Annexes in the order they are attached to this Agreement.

4.      Proper Law

        This Agreement shall be governed by English law. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.


Signed by                                     Signed by



/s/                                           /s/
----------------------------------            ---------------------------------
for and on behalf of                          for and on behalf of
HUTCHISON CORPORATE ACCESS                    VIASAT, INC.
(HK) LIMITED

                                                                        Annex 1

                             CONDITIONS OF CONTRACT
                                      for
                  PROCUREMENT, INSTALLATION AND COMMISSIONING
                                       of
                       THE HCA TELECOMMUNICATIONS NETWORK


                                     INDEX


Condition                                                               Page No.
---------                                                               --------
1.      Definitions                                                          1
2.      Scope of Contract                                                    6
3.      Contract Price                                                       6
4.      Design Reviews                                                       6
5.      Factory Acceptance                                                   7
6.      System Acceptance with respect to Phase 1 and Phase 2                7
7.      System Acceptance with respect to Phase 3                            9
8.      Delay in Tests                                                       9
9.      Contractor's Warranties and Undertakings                             9
10.     Local Facilities and Services/Compliance with
        Local Laws/Licences, Approvals and Permits                           16
11.     Terms of Payment                                                     17
12.     Customs Duty and Sales Tax                                           19
13.     Performance Bond                                                     20
14.     Intellectual Property Rights and Royalties                           21
15.     Trademarks                                                           26
16.     Further Purchases                                                    27
17.     Contract Amendments                                                  29
18.     Liability                                                            30
19.     Liquidated Damages for Delay prior to completion
        of Phase 3                                                           32
20.     Title, Risk and Insurance                                            34
21.     Purchaser's Participation                                            36
22.     Termination of Contract by the Contractor                            37
23.     Termination of the Contract by the Purchaser                         38
24.     Rights and Obligations of the Parties in the event
        of Termination                                                       41
25.     Letter of Credit                                                     43
26.     Assignment and Sub-contracting                                       44

                                                                        Annex 1


Condition                                                               Page No.
---------                                                               --------
27.     Confidentiality                                                      44
28.     Notice                                                               45
29.     Applicable Law                                                       46
30.     Arbitration                                                          46
31.     English Language                                                     47
32.     Miscellaneous                                                        47

                             CONDITIONS OF CONTRACT
                                      for
                  PROCUREMENT, INSTALLATION AND COMMISSIONING
                                       of
                    THE HCA TELECOMMUNICATIONS INTERNATIONAL
                                    NETWORKS

1.      DEFINITIONS

1.1 Where the context permits, the following expressions shall have the following meanings:

        "Agreement": the agreement between the Purchaser and the Contractor, to which these Conditions are annexed;

        "Annexes": the annexes to the Agreement specified in Clause 2 of the Agreement;

        "Business Day": a day on which banks are open for general banking business in Hong Kong;

        "Component": any distinct item or part of any Equipment;

        "Condition": a provision in these Conditions of Contract;

        "Contract": the agreement between the Purchaser and the Contractor incorporating the Agreement and the Annexes as amended by any Contract Amendment;

        "Contract Amendment": a document by which changes to any part of the Contract are made pursuant to Condition 17;

        "Contract Price": the price payable by the Purchaser to the Contractor under the Contract for the full and proper performance and execution by the Contractor of the Works other than Works relating to Further Purchases and New Products.

        "Contractor Documentation": the Documentation required by the Scope of Works to be provided by the Contractor to the Purchaser and such other Documentation to be provided by the Contractor as may be agreed by the parties in writing;

        "Date of Contract": the last date of signature of the Agreement by both parties;

        "Delivery and Payment Schedules": Annex 3 and Annex 10 (but in the latter case only to the extent that the Purchaser exercises the right of Further Purchase);

        "Design Review": the process by which the Purchaser reviews and approves the Designs required by the Contract to be approved by the Purchaser, such reviews to be conducted in accordance with Condition 4 and the Scope of Works;

        "Design Review Certificate": a certificate given by the Purchaser to the Contractor in accordance with Condition 4;

        "Design Review Meetings": meetings held for the purpose of approving Designs, agreeing on Tests and Contract Amendments and other matters as further described in the Scope of Works;

        "Designs": the design of the intended facilities, functions and capabilities of the Network as set forth in the Technical
        Specifications;

        "Documentation": plans, manuals, charts, designs, diagrams, drawings, specification, information, documents and data whether in written, computer storage or other computer generated form;

        "Equipment":
         (a) hardware to be supplied by the Contractor in accordance with Annex 2 (and, to the extent that the Purchaser exercises its right of Further Purchase from time to time, any hardware comprised within Further Purchase Products to be supplied by the Contractor); and

        (b) any Software forming a part of, or to be used on any such hardware (and includes without limitation, firmware);

        "Factory Acceptance Test Certificate": the certificate in respect of the satisfactory completion of the Factory Acceptance given by the Purchaser to the Contractor in accordance with Condition 4;

        "Factory Acceptance Tests": the factory tests required to be conducted on each Phase as set out or to be set out in the Test Plan, Test Procedures and Scope of Works;

        "Force Majeure": any circumstances which (despite prudent management and operation) are beyond the control of the party affected and which prevents that party from fulfilling its obligations under the Contract in a timely manner, including any act of God, fire, flood, war, sabotage, government or non government embargo causing export and import delay or prohibiting export and import, strikes and labour disputes affecting the State of California in the United States generally but specifically excluding failures or delays of either party arising out of (i) any failure or delay on the part of any supplier or subcontractor engaged by such party which itself is not caused by Force Majeure, (ii) shortages of fuel, supplies or services which itself is not caused by Force Majeure (iii) for the avoidance of doubt, strikes and labour disputes which only affects the Contractor;

        "Further Purchase": the option granted to the Purchaser to acquire all or part of the Further Purchase Products in accordance with Condition 16;

        "Further Purchase Products": all or part of the Equipment set out in Annex 9 in respect of which the Purchaser may exercise the right of Further Purchase;

        "Intellectual Property Rights": patents, trademarks, service marks, trade names, registered designs, designs, copyrights and other forms of intellectual or industrial property (in each case in any part of the world and whether or not registered or registrable and for the full period thereof and all extensions and renewals thereof and applications for registration of or otherwise in connection with the foregoing), know-how, inventions, formulae, confidential or secret processes, trade secrets and confidential information, and any other protected rights and assets, and any licences and permissions in connection therewith;

        "Letter of Credit": the letter of credit securing the payment of the Contract Price by the Purchaser as specified in Condition 25, in the form set out in Annex 12 or such other form as may be approved by the Contractor;

        "Milestones": such approval not to be unreasonably withheld the achievement of certain performance targets or the completion of certain tasks by the relevant Milestone Date as set out in the Delivery and Payment Schedule;

        "Milestone Date": in respect of each Milestone, the date specified in the Delivery & Payment Schedule as the date by which certain tasks must be completed or certain performance targets achieved or such other date as provided for in the Contract including but not limited to the date following from extension(s) granted under Condition 19.1. For the avoidance of doubt, for the purpose of liquidated damages and termination for delay, a milestone shall be deemed to have been completed when the required tasks are completed or when required performance targets are achieved notwithstanding that the Purchaser may not have issued a certificate signifying completion.

        "Milestone Payment" the payment due upon achievement of a Milestone, subject to the terms of the Contract in accordance with Annex 3 or Annex 10;

        "Network": the telecommunication network the Components of which are listed in Annex 2 (and, to the extent that the Purchaser exercises the right of Further Purchase, any Components comprised within Further Purchase Products) and described in the Scope of Works and Technical Specifications;

        "Network Terminal": such terminal as defined in the Scope of Works;

        "Performance Bond": a bond securing the performance by the Contractor of the Contract as specified in Condition 13, in the form set out in Annex 11 or such other form as may be approved by the Purchaser;

        "Performance Periods": such periods as specified in the Scope of Works;

        "Price Schedules": means Annex 2 and Annex 9 (but in the latter case only to the extent that the Purchaser exercises the right of Further Purchase);

        "PSTN": any public switched telephone network to be connected to the Network;

        "Ready for Service": with respect to the relevant Equipment means its being properly installed and ready for commercial use;

        "Phase 1, Phase 2 and Phase 3": all deliverables listed in Annex 2 and respectively referred to as such in the Technical Specifications and the Scope of Works and "Phase" means any of them;

        "Replacement Part": any equipment supplied to the Purchaser by the Contractor in the course of Contractor complying with its obligations to repair, correct or replace any Equipment under Condition 9 and any such equipment referred to in the Scope of Works as "spares" or "parts";

        "Services": all services to be provided by the Contractor to the Purchaser under the Contract;

        "Site": the location at which a part of the Network is or is to be installed;

        "Software": an item of Equipment comprising of computer programming (not including Source Code), computer software and related data, to be provided or provided by the Contractor under the Contract in whatever form whether as floppy or hard disks, cartridges, magnetic tapes, semiconductor chips or otherwise) or however designated (whether as firmware, microcode or otherwise) and includes all changes, additions, revisions, replacements, manuals and documentation which may be provided, including but not limited to Starwire NCS owned by the Contractor;

"Source Code": the source codes for all Software to be provided to the Purchaser under the Contract;

"Sub-Contractor": any sub-contractors or agents contracted by the Contractor to carry out any of the Works any part of the sub-assembly of the Equipment, notified by the Contractor in accordance with the Scope of Works (for avoidance of doubt, excluding any manufacturers of component parts);

"Subscriber": any end user of a Network Terminal;

"System Acceptance Certificates": the certificates in respect of the compliance and performance of each Phase to be given by the Purchaser to the Contractor in accordance with Conditions 6 and 7;

"System Acceptance Date": the date on which the Purchaser grants the System Acceptance Certificate with respect to each Phase to the Contractor;

"System Acceptance Tests": the tests required by the Contract to be conducted to demonstrate that each Phase is Ready for Service as set out in the Test Plan;

"Term of the Contract": means the period commencing on the Date of Contract and ending on the date which is ten (10) years after the date on which the System Acceptance Test Certificate is granted in respect of Phase 3;

"Test Procedures": means the detailed description of the testing techniques, methods, instrumentation, test configuration, test results to be achieved and the test results record format pursuant to the requirements expressed in the Test Plan and to be agreed by the parties in accordance with the Scope of Works;

"Tests": the Factory Acceptance Tests, System Acceptance Tests, and any other tests required under the Contract;

"Warranties": means the warranties of the Contractor under Condition 9;

        "Works": all work which the Contractor is or may be required to execute, provide, deliver or procure under the Contract in order to deliver the Equipment, and provide the Services.

1.2 A reference in the Contract to an Act of Parliament or to any regulation, ordinance, code or other statutory instrument or to any section or provision thereof shall be read as if the words "or any other statutory provision having the like or similar effect or dealing with the like or similar subject matter" were added to such reference, and such references shall include any statute or statutory provision which amends or replaces, or has amended or replaced it, and shall include any sub-ordinate legislation made under the relevant statute.

1.3 References in the Contract to writing shall include typewriting, printing, lithogaphy, photography, telefax, facsimile and telex messages and any mode of reproducing words in a legible and non-transitory form.

1.4 In the Contract, words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporate.

1.5 Headings in these conditions are for convenience only and shall not affect the construction of the Contract.

2.      SCOPE OF CONTRACT

2.1 The Contractor shall provide the Network and deliver the Services in accordance with the Contract on a turnkey basis. The Contractor assumes complete responsibility for the design, manufacture, delivery, installation and commissioning of the Equipment, identified in Annex
        2 and the Scope of Works as equipment to be installed by the Contractor. The Contractor assumes complete responsibility for the manufacture and delivery to the designated carrier for all other Equipment.

3.      CONTRACT PRICE

        The Contract Price is specified in Annex 2. Subject to adjustments expressly provided for in the Contract, the Contract Price shall be payable in US dollars in the instalments specified in the relevant Delivery and Payment Schedules.

4.      DESIGN REVIEWS

4.1     Design Review Certificate

        The Purchaser shall issue a Design Review Certificate only when the Designs and Contractor Documentation which are the subject of the relevant Design Reviews are complete and comply fully with the Scope of Works, the Implementation Plan, the Test Plan and the Technical Specifications.

        A Design Review shall be deemed to have been satisfactorily completed if the Purchaser does not reject the relevant designs and Contractor Documentation with a reasonably detailed explanation in writing within 5 Business Days after receipt notice of completion from the Contractor.

4.2     Non-Compliances

        If the Designs indicate that there are non-compliances or omissions from the relevant parts of the Scope of Works, Test Plan or Technical Specifications, the Contractor shall remedy to the reasonable satisfaction of the Purchaser any such non-compliances or omissions within fourteen (14) days after receipt by Contractor of written notice of deficiencies from the Purchaser unless otherwise agreed by the Purchaser. Upon such remedy, the Purchaser shall issue the Design Review Certificate.

5.      FACTORY ACCEPTANCE

        The Factory Acceptance Tests shall be deemed to have been satisfactorily completed if the Purchaser does not reject the Factory Acceptance Tests with a reasonably detailed explanation in writing within 5 Business Days (in respect of Phase 1) and 10 Business Days (in respect of Phase 2 and Phase 3) after receipt of test reports from the Contractor.

        The Purchaser shall issue a Factory Acceptance Certificate with respect to each Phase only when:

        (a) the relevant Phase has passed the requisite Factory Acceptance Tests; and

        (b) the deficiencies or omissions listed on the list attached to the Design Review Certificate (if any) have been corrected.

6.      SYSTEM ACCEPTANCE WITH RESPECT TO PHASE 1 AND PHASE 2

6.1     Certificates

        Except as provided herein, the Purchaser shall issue a System Acceptance Certificate with respect to each of Phase 1 and Phase 2 only when the relevant System Acceptance Tests and the relevant Performance Period are successfully completed and all defects or deficiencies (if any) listed in the attachment to the relevant Factory Acceptance Certificate have been corrected.

        If the System Acceptance Tests or the Performance Period demonstrate that there are minor non-compliances, defects or deficiencies in any of the Equipment but that the Equipment is otherwise Ready for Service and:

        (a) such outstanding minor non-compliances or defects or deficiencies will not affect operational service or performance of the Equipment in any material way; and

        (b) correction of the defects or deficiencies will not require down time to the Network outside the Purchaser's normal down time periods;

        then the Purchaser shall instead of rejecting the Equipment, grant the relevant System Acceptance Certificate. A list of the non-compliances, defects or deficiencies which are outstanding shall be attached by the Purchaser to the System Acceptance Certificate. The Contractor shall use its best efforts to minimize disruption to any commercial use of the Equipment.

6.2     Serious Defects or Deficiencies

        If the System Acceptance Tests are not successfully completed due to a serious defect or deficiency in Phase 1 or Phase 2 (as the case may be) the Purchaser shall not be required to grant the relevant System Acceptance Certificate. The Contractor shall investigate the reasons for such failure and may run or re-run the applicable Tests for such purpose. The Contractor shall discuss and agree with the Purchaser the nature of such defects or deficiencies or non-compliances and shall agree the steps required to be taken to rectify such defects or deficiencies or non-compliances. The Contractor shall take such steps without cost to the Purchaser. The Contractor shall then re-submit the said Equipment to the relevant Tests, giving to the Purchaser at least three days notice of such further Tests. If any of the Equipment still does not so comply, the Contractor shall repeat and continue to repeat the steps set out in this Condition 6.2 until the relevant Equipment passes the relevant Test, Ready for Services and completes the Performance Period.

6.3 The relevant System Acceptance Tests shall be deemed to have been satisfactorily completed if the Purchaser does not reject in writing the relevant System Acceptance Test and or correction of deficiencies within 5 Business Days (in respect of Phase 1) and 10 Business Days

                                                                        ANNEX 1


        (in respect of Phase 2 and Phase 3) after the receipt of test reports from the Contractor or completion of corrections.

7.      SYSTEM ACCEPTANCE WITH RESPECT TO PHASE 3

7.1     Requirements

        The Purchaser shall issue System Acceptance Certificate with respect to Phase 3 only when:

        (a)     Phase 3 System Acceptance Tests has been completed; and

        (b) all defects or deficiencies identified pursuant to Condition 6 have been corrected.

        The Purchaser may require the Contractor to conduct the Tests in its presence.

7.2 The System Acceptance Tests shall be deemed to have been satisfactorily completed if the Purchaser does not reject the relevant System Acceptance Tests with a reasonably detailed explanation in writing within 10 Business Days after receipt of the relevant test reports from the Contractor.

8.      DELAY IN TESTS

        If the Purchaser's representative attends a Test at the time agreed for that Test and the Test is delayed through reasons within the Contractor's control or the control of any Sub-Contractor or should any Designs not pass the relevant Test, then the additional costs for travel, lodging and meals which are reasonably incurred by the Purchaser by reason of the delay or of any further visits required to attend deferred or repeated inspections, measurements or tests shall be met by the Contractor, and may be deducted by the Purchaser from any money that may become due to the Contractor under the Contract.

9.      CONTRACTOR'S WARRANTIES AND UNDERTAKINGS

9.1     Definitions.  In this Condition the following definitions apply.

        "Design Defect" means a failure of the Equipment or a Component due to a defect in design (other than a Network Loading Defect) to meet any of the requirements of the Technical Specifications.

        "Equipment Defect": means a failure of the Equipment or a Component other than a Design Defect or a Network Loading Defect, whether caused by a defect in material, workmanship or a random

                                                                        ANNEX 1


        component failure, which results in a failure to meet any of the requirements of the Technical Specifications.

        "Network Loading Defect": means a failure of the Equipment or a Component due to defect in design, to meet any of the requirements in respect of the loading capacity of the Network set out in the Technical Specifications.

        "Warranty Period" means:

        a) in respect of Equipment Defect, the period commencing on the later of the System Acceptance Date for Phase 3 and the shipment date of the relevant Equipment and ending on the date two years thereafter;

        b) in respect of Design Defects, the period commencing on the System Acceptance Date for Phase 3 and ending on the day 2 years thereafter;

        c) in respect of Network Loading Defects, the period commencing on the System Acceptance Date for Phase 3 and ending on the last day of the Term of the Contract.

9.2     Warranties

9.2.1   Equipment Defect Warranty

        The Contractor warrants that the Equipment shall be free from Equipment Defects during the Warranty Period.

9.2.2   Equipment Defect Rectification Service

        During the Warranty Period, and for Equipment Defects notified before the expiry of the Warranty Period, the Contractor shall repair or replace the defective Component or Equipment according to the terms of this Condition 9.

9.2.3   Design Defect Warranty

        The Contractor warrants that the Equipment shall be free from Design Defects for the Warranty Period.

9.2.4   Design Defect Rectification Service

        During the Warranty Period and for Design Defects notified before the expiry of the Warranty Period, the Contractor shall rectify the Design Defect according to the terms of this Condition 9.

                                                                         ANNEX 1

9.2.5  NETWORK LOADING DEFECT WARRANTY

       The Contractor warrants that the Equipment shall be free from Network Loading Defect during the Warranty Period.

9.2.6  NETWORK LOADING DEFECT RECTIFICATION SERVICE

       During the Warranty Period and for Network Loading Defects notified before the expiry of the Warranty Period, the Contractor shall rectify the Network Loading Defects according to the terms of this Condition 9.

9.2.7  WARRANTY REPAIR, REPLACEMENT OR RECTIFICATION

       The Contractor shall provide rectification services for Equipment Defects, Design Defects or Network Loading Defects as the case may be, within 28 days of:

       a) receipt of the defective Equipment or Component at the Contractor's facilities, carriage prepaid by the Purchaser;

       b)  receipt of notification of Software defects; or

       c) notification of the defects if the relevant Service is to be provided on Site pursuant to Condition 9.2.6.

       If the Purchaser reasonably requires the rectification services on an urgent basis, the Contractor shall use its best endeavours to provide such services immediately on the Purchaser giving notice that it requires such services. The Purchaser shall dispatch any hardware component returned to the Contractor by carriage pre-paid to the Contractor's facilities and the Replacement parts supplied by the Contractor shall be dispatched carriage pre-paid by the Contractor to the destination specified by the Purchaser.

       In respect of Software defects, the Contractor shall to the extent possible, provide remote diagnosis of the defects and downline load changes to the Software or the replacement Software onto the Network. If the correction of any Software defect requires visits to the relevant site, the Contractor shall make that visits in accordance with Condition
       9.2.8. In all instances of Software repair, the Contractor shall provide support to cutover the changes to or the replacement version of the relevant Software. The Contractor shall also follow proper Software control procedures as required by its internal control plan to document the changes to and/or the replacement version.

                                                                        ANNEX 1

        The warranties contained in this Condition 9 shall not apply to any Equipment or Components thereof that (a) has had the Serial Number, Model Number, or other identification markings altered, removed or rendered illegible, (b) has been damaged by or subject to improper installation or operation, misuse, neglect, use in any way with equipment not previously approved in writing by the Contractor, (c) has been repaired or altered by other than the Contractor personnel and/or has been subject to the opening of any sealed cabinet boxes without the Contractor's prior written consent, and/or (d) has been used in any way other than in strict compliance with the Contractor's installation and operation instructions provided with the Equipment.

9.2.8   SITE VISITS AND INVESTIGATIONS

        During the Term of the Contract, the Contractor shall visit each Site for investigations and repairs in accordance with Clauses 9.2 and 9.3 of the Scope of Works.

9.2.9   PURCHASER'S RIGHTS

        If the Contractor fails to effect a remedy in accordance with Condition
        9.2.7 or 9.2.8, the Purchaser may do so at the reasonable expense of the Contractor and the Purchaser may contract with a third party to effect that remedy. Any such emergency repair of any Equipment or Component by the Purchaser's staff will not invalidate the Contractor's obligations under this Condition, except to the extent the Purchaser damages the Equipment or Component as a result of that repair or that the repair is improper (including installation of defective Replacement Parts).

9.2.10  REPLACEMENT PARTS

        The Contractor warrants and undertakes to and with the Purchaser that any Replacement Parts provided to the Purchaser shall be warranted in the same terms as set out in this Condition 9 for the balance of the Warranty Period.

        Upon supply of a hardware Replacement Part, the item of the Equipment that is replaced shall automatically become the property of the Contractor and the Replacement Part shall become the property of the Purchaser.

        The Purchaser shall be responsible for installing Replacement Parts except that the Contractor shall install a Replacement Part if the relevant defect is discovered as a result of a visit to the Site by the Contractor.

                                                                        Annex 1

        If a Replacement Part relates to Equipment produced by third parties and listed in Annex 2 as items 1.2, 2.8 and 3.4 and in Annex 9 as item 6 and needs to be paid for by the Contractor due to limitations of the relevant third party warranty that result in costs to the Contractor, in purchasing the Replacement Part from the third party supplier, the Purchaser shall reimburse the Contractor for the costs of that Replacement Part within 7 Business Days after receiving from the Contractor a copy of the invoice of the third party supplier.

9.2.11  Repair or Replacement

        The decision as to whether any hardware Component shall be repaired or corrected (on the one hand) or replaced (on the other hand) by the Contractor shall be made by the Contractor unless the same defect occurs more than 3 times and the Contractor has not been able to verify the existence of the failure with respect to the first Design Defect or Equipment Defect affecting the Component concerned. Thereafter, the decision with respect to that Component shall be made by the Purchaser.

9.2.12  Written Description/Report

        All defective Equipment or Components shipped by the Purchaser to the Contractor will be accompanied by a written description of the fault. All repaired Equipment or Components delivered to the Purchaser will be accompanied by a written report specifying the fault and the corrective action taken.

9.3     Specific Warranties

        Without prejudice to any other provision of this Condition, the Contractor warrants and undertakes to and with the Purchaser that:

        (a) the Contractor will own all Equipment provided or sold to the Purchaser hereunder and that the Purchaser will acquire from the Contractor good title to all Equipment at the time when the Contractor has agreed to transfer title to the Purchaser, free and clear of all mortgages, charges, liens, encumbrances or third party interests, excluding title and ownership to the underlying intellectual property of the Contractor;

        (b) each Component and Equipment will be compatible and integrate with every other Component referred to in Annex 2 and Annex 9, in accordance with the Technical Specifications;

                                                                       ANNEX 1

        (c) the Equipment and each Component comply with applicable U.S. Health and Safety Laws and Regulations when properly used;

        (d) It has and will carry out its obligations under the Contract promptly and with all due care and skill and has procured and will procure that any Sub-contractor employed by it shall apply the same level of promptness, care and skill;

        (e) all Equipment supplied under the Contract will be new, other than Replacement Parts and Equipment repaired under this Condition and returned to the Purchaser;

        (f) all Services will be performed in a professional and workmanlike manner.

9.4     Licenses

        The Purchaser shall be responsible for all import licenses and customs clearance for repaired or replaced Equipment Components provided by the Contractor hereunder. The Contractor shall be responsible for any U.S. export licenses that may be required for repaired or replaced
        Equipment or Components provided by the Contractor hereunder.

9.5     Ad Hoc Equipment Defect Repair Service

        In relation to Equipment for which the relevant Warranty Period has expired and in relation to defects which are not Design Defects or Equipment Defects, the Contractor shall provide a service substantially similar to the Equipment Defect Repair Service on an ad hoc basis at the Contractor's then prevailing charges and applicable conditions. The Purchaser shall pay for such charges plus shipping, customs, import duties, handling and transportation and other costs, taxes and levies related to the transactions.

9.6     Availability of Replacement Parts

        The Contractor shall have available Replacement Parts and facilities to enable it to repair, correct or replace each Component for the Term of the Contract. Further, the Contractor shall have the items of Replacement Parts identified in Annex 14 available immediately following request for replacement in Singapore and Hong Kong.

9.7     Contractor's Disclaimer

        The warranties provided in this Condition constitute Contractor's liability for established defective or non conforming Equipment and

                                                                        ANNEX 1


        shall constitute the Purchaser's exclusive remedies therefor. These warranties are in lieu of all other warranties expressed or implied or statutory, including but not limited to, implied warranties of merchantability or fitness for a particular purpose.

9.8     Software Maintenance After Warranty Period

        Any time after the end of the Design Warranty period, the Purchaser may require the Contractor to provide Software maintenance support. The service will be provided by the Contractor for a twelve month period upon payment of the fee specified in Annex 9 and shall include but not limited to the following services:

        (a) Corrections of defects in the Purchaser's current version of Software so that the Software will operate as required in the Technical Specifications.

        (b) Periodic updates of the Software that may incorporate (i) corrections of any substantial defects as may be identified by Purchaser, the Contractor or other customers of the Contractor,
                (ii) fixes of any bugs defects as may be identified by Purchaser, the Contractor or other customers of the Contractor, and (iii) at the sole discretion of the Contractor, enhancements to the Software.

        (c) Maintenance of the Contractor's facilities of a test version, including a test data base, for the most recent version of the Purchaser's Software.

        (d)     Costs of labour for all on-site support.

        The service does not cover:

        1. Enhancements or upgrades that are offered by the Contractor in accordance with Annexes 9 and 10 of the Contract.

        2.      Custom programming services.

        3. Reasonably incurred travelling and living expenses for on-site support.

        4.      Hardware and related supplies.

        These excluded services shall be available to the Purchaser upon request and subject to a separate price, as will be provided by the Contractor upon request from the Purchaser.

                In the event that the Purchaser discontinues and then desires to resume these Software Maintenance support services, the Purchaser shall be required to pay the total maintenance fees for the discontinued period plus the required fee set out in Annex 9 for such services for a period of twelve months prior to commencement of services.

                For the avoidance of doubt, any defect notified prior to expiration of the relevant Warranty Period shall be rectified under the terms of the relevant Warranty set out in this Condition 9 and not under Condition 9.8.

10. LOCAL FACILITIES AND SERVICES/COMPLIANCE WITH LOCAL LAWS/LICENCES, APPROVALS AND PERMITS

10.1            Responsibility of Contractor

                For the avoidance of doubt, the Contractor shall be responsible at its own cost for the following:

                (a) all locally engaged skilled and unskilled personnel required for the delivery, installation and commissioning (as the case may be) of any Components or any of the Equipment, including without limitation, electricians, wiremen, labourers, tradesman, artisans and translators;

                (b) any work and/or entry permits, licences, visas, etc. necessary for personnel employed or temporarily engaged by the Contractor (and provided that the Purchaser shall render assistance reasonably requested by the Contractor in relation to such permits, licences and visas);

                (c) customs and/or excise duties on tools and personal effects of the Contractor's personnel;

                (d)     medical facilities as may be necessary; and

                (e)     telephone calls, telegrams and telex messages.

10.2            Taxes etc.

                The Purchaser shall not be responsible for any tax assessed on wages paid to the Contractor's personnel or the personnel of any Sub-Contractor.

11.             TERMS OF PAYMENT

11.1            General

11.1.1          Contract Price

                The Purchaser shall pay the Contract Price to the Contractor in the instalments specified in Annex 3, Delivery and Payment Schedule by two methods: 1) a down payment made via wire transfer to the account specified in Condition 11.6 within 30 days of the execution date of this Contract, and 2) remaining payments to be made in accordance with the provisions of the Contract and the Letter of Credit.

11.1.2          Further Purchase

                The Purchaser shall pay the prices determined under Condition 16 for Further Purchase Products acquired by the Purchaser in accordance with Annex 10, Further Purchase Delivery and Payment Schedules, as follows:

                1. For purchases less than US $100,000 payment shall be made via wire transfer to the bank account specified in Condition
                11.6 within thirty (30) Business Days after shipment and receipt of the appropriate invoice from the Contractor, provided that outstanding payments due for cash purchases do not exceed US $100,000.

                2. For purchases of more than US $100,000 a down payment shall be made via wire transfer to the account specified in Condition
                11.6 within fourteen (14) Business Days of receipt of the applicable Purchase Order and the remaining payments to be paid by letter of credit in accordance with Condition 25.3. Alternate payment provisions may be mutually agreed to between the Purchaser and the Contractor for any Further Purchases throughout the Term of the Contract.

11.2            Certificates

                In relation to the instalments provided for in the Delivery and Payment Schedule which are subject to the issue by the Purchaser of a certificate, such instalments shall not be required to be paid unless and until the Purchaser has granted to the Contractor the relevant certificate.

11.3            Services

        Payment for Services shall be made via wire transfer within thirty (30) days after submission of both the required certificate of completion and an invoice for the Services by the Contractor.

11.4    Payment Requirements

        An amount payable by the Purchaser shall only be required to be paid with respect to any Equipment or Service if:

        (i) each item of Equipment or Service so delivered or performed is priced in accordance with the Contract;

        (ii)    where relevant, the applicable Certificate has been issued; and

        (iii) in respect of Further Purchases, the Contractor has supplied to the Purchaser shipping and other freight and delivery documents and any other documentation for payment required under letters of credit issued under Condition 25.3.

11.5    Deductions

        Any damages, losses, costs, charges and expenses which the Contractor may from time to time be liable under the Conditions of the Contract to pay to the Purchaser by means of Purchaser's election to claim liquidated damages in accordance with Condition 19. or under an arbitral award or any judgement of the Court, may be deducted by the Purchaser from any moneys that may be or become due to the Contractor or, at the option of the Purchaser, (and without limiting the Purchaser's other rights to recover under the Performance Bond) recovered under the Performance Bond. If the moneys so due is more than the aggregate amount then secured by the Performance Bond or the amount due to the Contractor the excess shall be a debt due by the Contractor to the Purchaser and may be recovered by the Purchaser from the Contractor.

11.6    Cash Payments

        Payments due via wire transfer shall be made in US Dollars and to the following bank account:

        Union Bank
        530 "B" Street
        San Diego, California, 92101-4407
        USA
        ACH Coordinator Name Telephone: Sharon L. Slofkosky, 619-230-3761

        9-digit Routing Transit Number: 122000496
        Depositor Account Title: ViaSat General Account
        Depositor Account Number: 4000142622

        Any overdue payments shall be subject to a late payment charge of one and one-half (1-1/2%) per month, or the legal maximum, whichever is less, plus reasonable collection charges including legal fees.

12.     CUSTOMS DUTY AND SALES TAX

12.1    Purchaser's Liability

        Subject to Condition 12.2, the Purchaser shall be liable for all customs duty, import duties, taxes and similar levies payable with respect to the importation of any Equipment into any country into which the Equipment is imported after being shipped by the Contractor.

12.2    Contractor's Liability

        The Contractor shall ship Equipment to such country or countries as may be nominated by the Purchaser. Except in relation to Further Purchase Products, the Contractor shall at the Contractor's own cost provide warehouse facilities for Equipment until shipment.

        The Contractor shall be liable with respect to any customs duty, import duties and similar levies and any relevant fines or penalties, payable with respect to or caused as a result of:

        (a) the importation of any Equipment into any country not so nominated by the Purchaser;

        (b)  the re-export of Equipment from any such country; and

        (c) the transhipment of Equipment through any country unless directed by the Purchaser.

12.3    Assistance

        The Contractor shall use its reasonable efforts to assist the Purchaser in minimising any duties payable, including, without limitation, by arranging for importation of Equipment by or through import agents with whom the Contractor has existing relationships.

12.4    Obligations of the Purchaser and the Contractor

        The Purchaser and the Contractor each agree not to export the Equipment directly or indirectly, except in compliance with all applicable U.S. export regulations. The parties will provide mutual assistance as required to comply with the said US export regulations and any necessary approvals, import licences and similar permits and regulations.

        The Purchaser, more specifically, agrees that it will not export or re-export, directly or indirectly, Equipment or technical data provided hereunder, nor any product thereof, in any form including, but not limited to software, written, printed, verbal, telephonic, fax or electronic communication, to the countries listed herein to which export is restricted by the United States law or regulations without the prior written consent, if required, of appropriate United States government agencies including the office of Export Administration, Department of Commerce: North Korea, Cuba and Libya. This list may be adjusted by the Contractor from time to time as may be required by United States law and shall be provided to the Customer accordingly.

        No product or technical data provided under this Agreement shall be used either directly or indirectly in any nuclear activity nor the design, development, production, stockpiling, transportation or use of nuclear, biological or chemical weapons or missiles nor in any facility engaged in such activities without prior written authorisation from the U.S. Government and the Contractor. This Agreement is conditioned upon the obtaining and the continuing validity of all necessary United States of America governmental approvals including but not limited to export licences and no transaction shall be required by the Purchaser hereunder without such approvals.

        The Contractor shall obtain all export licences or approvals required to export the Equipment and deliver it to the Purchaser.

13.     PERFORMANCE BOND

13.1    Provisions

        The Contractor shall, at its sold cost, provide to the Purchaser the Performance Bond issued by a first class international insurance company or bank approved by the Purchaser. The Contractor shall submit the Performance Bond to the insurance company or bank as aforesaid for processing immediately following the Date of Contract, and shall procure that the Performance Bond is delivered to the Purchaser within 14 Business Days after the Date of Contract. The Performance Bond shall be in an amount equal to 20% of the full amount of the Contract Price. The required form of the Performance is specified in Annex II.

13.2    Security

        The Performance Bond shall secure the Contractor's performance of its obligations under the Contract. It may be applied by the Purchaser in whole or in part, at the Purchaser's sole option, towards satisfying the Purchaser's claims, actions, damages, costs, losses and/or any expenses whatsoever under an arbitral award or any judgement of the Court or under Condition 19 or 23 of the Contract and sustained by the Purchaser in connection with any breach by the Contractor by means of a delay in meeting a Milestone Date. The Purchaser shall not draw down on the Performance Bond for any other purpose. Save as required by law, the Purchaser shall not, however, be precluded from pursuing any other remedies it may have in respect of such breach, provided however, that any amount received by the Purchaser under the Performance Bond shall be deducted from any recovery claimed by the Purchaser in respect of that breach.

13.3    Period

        The Performance Bond shall take effect upon and from the Date of Contract. The Performance Bond shall remain valid at least until fourteen (14) Business Days after the System Acceptance Date for Phase 3.

13.4    Assignment

        No permitted assignment by the Purchaser of all or part of its rights, benefits or obligations under the Contract shall in any way prejudice the operation of the Performance Bond. The Contractor shall procure that it is a term of the Performance Bond that a permitted assignment by the Purchaser shall not release or otherwise exonerate the issuer of the Performance Bond.

13.5 The Purchaser shall notify the Contractor by facsimile no later than 10 Business Days prior to drawing on the proceeds of the Performance Bond of its intention to draw, the amount to be drawn and the reason for the drawing, and provide the Contractor a reasonable amount of time to cure the defect before completing the drawing.

14.     INTELLECTUAL PROPERTY RIGHTS AND ROYALTIES
        ------------------------------------------

14.1    Price Inclusive

        The Contract Price shall include all amounts payable (including, without limitation, royalties and license fees) for rights or interests conferred under the Contract in relation to Intellectual Property Rights or in respect of the Equipment or Contractor Documentation.

14.2    Rights of Contractor

        All Intellectual Property Rights in the Equipment and Contractor Documentation shall remain vested in the Contractor or its licensers, as the case may be.

14.3    Royalty Free Licence

        The Contractor hereby grants to Purchaser a royalty-free, perpetual, non-exclusive, irrevocable, world-wide licence in the Intellectual Property Rights in the Equipment and Contractor Documentation in so far as necessary to enable the Purchaser only to:

        (a) use the Equipment and Contractor Documentation or distribute to end users in accordance with the Contract; and

        (b) duplicate any Contractor Documentation in accordance with the Scope of Works.

        PROVIDED THAT the above license may be revocable at the option of the Contractor to the extent to which the license relates to Equipment and related Contractor Documentation upon and from the date upon which such Equipment is required to be returned to the Contractor upon termination of the Contract.

        Where any license is necessary from a third party to enable the Contractor to grant the above license to Purchaser, the Contractor shall obtain such licence from the third party at its own expense.

14.4    Software

        Software License

        (a) Purchaser's license. The Software is provided to the Purchaser only in object code form. The Purchaser has no rights to Source Code or non-executable code except that in the event Contractor is unable to perform a material Software support obligation under the Contract due to insolvency the Contractor shall, at the option of the Purchaser, furnish the Source Code, subject to a royalty free Source Code license agreement for the sole purpose of continuing to maintain or to have maintained the Equipment and the Network without interruption for the period during which Contractor is unable to perform the said support obligation.

The Purchaser agrees that it will use the Software only as authorised herein, that it will not copy or modify the Software, that it will not decompile, disassemble, translate or reverse engineer the Software, and that it will retain all proprietary and copyright notices of Contractor and its licensors in the Software and any copies thereof. The Purchaser agrees to maintain the Software in confidence and not disclose the Software to third parties except as permitted herein or to employees who have need to know and to use the Software only as permitted.

(b)     End User Licenses       The Purchaser may distribute the Software only
to its authorised end user customers pursuant to end user license agreements enforceable under applicable laws. Such end user licenses shall include provisions which prohibit use of the Software other than by authorised users with the Equipment with which the Software were provided, ensure that the Contractor has no liability to the licensee and afford protection for the Contractor's intellectual property rights which are no less protective than those imposed on the Purchaser under paragraphs (a) and (c) herein.

The Purchaser shall be responsible for ensuring that when local law is applied to end user licenses, that Contractor and its licensors shall be protected to the maximum extent permissible by local law.

(c) The licenses hereunder are not a sale of the Software or any rights thereto and convey no right or interest to the licensee other than a right to use the Software as provided herein. Copyright to, title in, ownership of, and all rights associated with the Software shall remain vested in the Contractor and its licensors.

(d) Nothing herein shall prohibit a licensee from achieving interoperability of the Software with its operating environment to the extent the licensee has such right under Articles 5 and 6 of the European Community Council Software Directive of May 14, 1991. The Contractor shall provide the Purchaser with reasonable information and assistance to achieve such interoperability.

(e) The parties acknowledge that third party software may be included as part of the Software delivered to the Purchaser hereunder and the Purchaser agrees that it will not unreasonably withhold its approval of any sublicense terms and conditions that may be required by such third party software suppliers.

(f) The Control Hubs (as defined in the Scope of Works) utilises Microsoft Windows NT as its operational software. By acceptance and use of the Control Hubs as defined in the Scope of Works; the Purchaser agrees to comply with all of the terms of the Microsoft Windows NT Licensing Agreement (current version at the time of acceptance of individual Starwire NCS) including the requirement to obtain client access licenses if so required under the terms of the Microsoft Windows NT Licensing Agreement. Furthermore, the Purchaser agrees to transfer the Microsoft licensing agreement to its sublicensees and include in all sub-license agreements a provision identical to the provision stated herein regarding compliance with the Microsoft licensing agreement. Individual Microsoft licensing agreements shall be provided by the Contractor with each of the Control Hubs.

        (g) The Software licenses granted hereunder to the Purchaser may only be terminated by the Contractor if the Purchaser has been in breach of Condition 14.3 or 14.4 and has failed to remedy the default within 90 days of written notice from the Contractor requiring the Purchaser to remedy the breach. In the event that a sublicensee fails to observe any term or condition of the sublicense the license to the Purchaser hereunder shall not be terminated provided that the Purchaser:

        (1) takes reasonable steps to enforce the terms and conditions of the sublicense;

        (2)     timely notifies Contractor of the sublicensee's breach;

        (3) if requested by the Contractor assigns its rights of enforcement against the sublicensee to Contractor;

        (4) pays to the Contractor the applicable price hereunder for each unauthorised copy of the Software which may be made in connection with such breach.

        Upon termination the Purchaser must immediately return all Software and copies, in whatever form, to the Contractor. In the event of a breach, Contractor or its suppliers are entitled to injunctive relief, in addition to any other remedies available, it being acknowledged that legal remedies are inadequate. The Purchaser's obligations with respect to the Software will survive any termination or expiration of the Contract.

14.5    Software Warranties

        In addition to warranties contained in Condition 9, the Contractor further warrants that:

        (a) the Contractor or the supplier to the Contractor of any part of the Software not owned by the Contractor (as the case may require) is the beneficial owner of all right, title and interest in and to the Software and all Intellectual Property rights subsisting in and relating to the Software, free and clear of all third party interests;

(b) the Contractor has the full authority to sub-license any part of the Software not owned by it to the Purchaser and its permitted assigns, transferees, operators and lessees of the Equipment in accordance with and on the terms of the Contract;

(c) the entry into and performance of the licence or the sub-licensing or other assignment or transfer as authorised by the licence will not breach any agreement, understanding or arrangement to which the Contractor or the supplier to the Contractor of any part of the Software is a party;

(d) the sub-licenses of the Software not owned by the Contractor hereunder shall survive any termination of any agreement between the Contractor and suppliers to the Contractor of such Software;

(e) the Contractor has the full right and authority and has obtained all necessary consents required to permit it to deliver the Contractor Documentation relating to the Contractor Licensed Software to the Purchaser;

(f) The License to use, and use of the Software by the Purchaser or any permitted assignee, transferee, operator or lessee in accordance with the licence granted by the Contractor does not, to the Contractor's best knowledge, constitute an infringement or other violation of any copyright, trademark, or patent of any third party;

(g) Neither the Contractor nor any Sub-Contractor are or will be in breach of any agreement, arrangement or understanding with any third party, or with each other, in any way which would constitute a breach of the Contractor's obligations hereunder to the Purchaser, its customers or permitted assigns or users of the Equipment.

The Contractor also represents and warrants to and undertakes with the Purchaser that the foregoing representations and warranties will be true and accurate throughout the continuance of the Contract with reference to the facts and circumstances subsisting from time to time.

14.6    Consents

        The Contractor warrants that it has all Intellectual Property Rights necessary to enable the Contractor to meet it obligations under the Contract.

                                                                        ANNEX 1
                                                                        -------

14.7    Firmware
        --------

        The Contractor warrants that no license, approval or other right to use the firmware embodied in the Equipment is required to be obtained by any user of the Equipment or a Component provided that the end user sublicences are entered into in accordance with Condition 14.4(B).

14.8    Right to Use and Copy Documentation
        -----------------------------------

        The copyrights, patents and other intellectual property rights relating to any drawings and specifications and data issued by the Contractor in connection with any Contractor Documentation shall remain the property of the Contractor, but the Purchaser shall be entitled for all reasonable purposes in connection with the Contract to a royalty-free license to use such Contractor Documentation in connection with the Contract subject to Condition 14.3. The Purchaser may make copies of the Contractor Documentation provided that in the case of Contractor Documentation or parts thereof (as applicable) specified as sensitive in the Scope of Works, the Purchaser, its agents, consultants, employees and contractors shall not distribute any copies of such Contractor Documentation outside of their organisations except pursuant to Conditions 27 and 32.2. The Contractor shall not be responsible for any modification or translation of the Contractor Documentation made by the Purchaser without the express prior written consent of the Contractor.

15.     TRADEMARKS
        ----------

15.1    Manufacturer Details
        --------------------

        Subject to Condition 15.2 and except as directed by the Purchaser, all Equipment (other than Software) shall bear the manufacturer's nameplate, giving the manufacturer's name, the serial and model number and the date of manufacture, provided that copyright notices on Software shall not be deleted.


15.2    Purchaser Trademarks
        --------------------

        If requested by the Purchaser, the Contractor shall manufacture Equipment bearing the trademark, tradenames and/or logo nominated by the Purchaser. The Contractor shall be entitled to reasonable additional compensation in respect thereof.

15.3    Contractor Trade Names
        ----------------------

        Subject to Condition 15.2, the Contractor may affix its trade name, service marks or trademarks, now owned or hereafter acquired by the Contractor to any of the Equipment. The Purchaser agrees not to apply for registration of any trademarks used by the Contractor from time to time. The Contractor grants the Purchaser a non-exclusive and royalty-free licence to use the Contractor's trademarks solely for the purposes of the Contract during the Term thereof and in a manner pre-approved in writing by the Contractor. The Contractor agrees that the Purchaser may in their publications refer to "ViaSat, Inc" being the supplier of the Equipment. No prior approval from the Contractor is required in connection with such use.

16.     *****************

16.1    *****

        *********************************************************************
        *********************************************************************
        *********************************************************************
        *********************************************************************

        (a)     **************************************

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                (i)  ********************************************************
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                (ii) ********************************************************
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        (b)     *************************************************************
                *********************************************************

                (i)  ********************************************************
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                     **************

                        (a) *************************************************
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                        (b) *************************************************
                            *************************************************
                            *************************************************
                            **********************


                       *CONFIDENTIAL TREATMENT REQUESTED

                                       **************************************
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                                       ********

                               (ii) *****************************************
                                    *****************************************
                                    ************************************

                                (a) *****************************************
                                    *****************************************
                                    **************

                                (b) *****************************************
                                    *****************************************
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                                (c) *****************************************
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17.     CONTRACT AMENDMENTS

17.1    Purchaser May Propose

        The Purchaser shall have the right at any time to propose amendments to any of the provisions of the Contract or any other instructions or course of action being followed by the Contractor in accordance with the terms of the Contract. The Purchaser shall provide the Contractor with full written particulars of any such amendment proposed by it.

                      [*] CONFIDENTIAL TREATMENT REQUESTED

17.2    Quotation

        Within 7 Business Days of receipt of notice of an amendment given by the Purchaser pursuant to Condition 17.1 and in respect of any amendment proposed by the Contractor, the Contractor shall submit to the Purchaser a full written quotation specifying the form or likely form that the proposed amendment will take, any consequential changes (including but not limited to any change to the Implementation Plan and Milestone Dates) which in the Contractor's reasonable opinion will be required to be made to the Contract, or any work which has come or is due to come into being under it and any additional costs. Upon receipt of such quotation the Purchaser may elect:

        (a) to accept such quotation in which case the Contract shall be amended accordingly forthwith by written agreement signed by the Purchaser and the Contractor;

        (b) to withdraw its proposed amendment or refuse to accept the amendment proposed by the Contractor in which case the Contract will continue in force unchanged; or

        (c) to discuss such quotation with the Contractor and to agree a further or revised quotation, in which case the Contract shall be amended accordingly forthwith by written agreement signed by the Purchaser and the Contractor.

17.3    Defect or Deficiency

        For the avoidance of doubt, the cost of any amendments or variations required by reason of any defect or deficiency in any Design or Documentation or any Equipment or Software made or provided by the Contractor shall be borne solely by the Contractor.

17.4    Disposition

        If the cost of any Equipment made obsolete or redundant as a result of an amendment made pursuant to Condition 17.2 is included in the Contractor's quotation, the Purchaser shall have the right to prescribe the manner of disposition of such Equipment or Component and to receive any proceeds arising therefrom and the Contractor shall pay those proceeds as directed by the Purchaser.


18.     LIABILITY

18.1 Each party shall be liable for, and shall indemnify the other party and hold the other party harmless against any and all claims, demands, actions, liabilities, losses, costs and expenses whatsoever and howsoever arising under any statute or at common law incurred or suffered by the other party in respect of personal injury to and/or death of any person or in respect of movable and immovable property arising out of its wilful misconduct or negligent act or omission, whether or not in the course of or caused by the performance of the Contract.

 18.2           Product Liability

                Notwithstanding Conditions 18.1 or any other provision of the Contract, the Contractor shall be liable for and shall indemnify the Purchaser, and hold the Purchaser harmless against, any and all claims, demands, actions, liabilities, losses, costs and expenses for which the Purchaser is required to be responsible at law on a claim by employee, contractor, lessee, customer, permitted assign or third party whatsoever and howsoever arising out of physical injury to person or property caused by the use or operation of any Equipment by the Purchaser, a Subscriber, permitted assign or authorised user to the extent not caused by any wilful misconduct or negligent act or omission of the Purchaser, a Subscriber or any other person (other than the Contractor or its sub-contractor and other than any such act or omission occurring prior to shipment to the Purchaser).

18.3            Acknowledgement by Contractor

                Subject to Condition 32.8, the Contractor acknowledges that the operation of all or part of the Equipment may be undertaken by assignees, licensees, or sub-licensees from the Purchaser of all or part of the benefit of the Contract and that all or part of the Equipment may be used by third parties under lease, licence or other similar arrangements from the Purchaser, subject to the terms hereof.

18.4            Insurance

                The Contractor shall provide to the Purchaser evidence satisfactory to the Purchaser of the maintenance by the Contractor of sufficient insurance against any liabilities of the Contractor under this Condition 18 and Condition 20. If the Contractor shall fail to effect any insurance required under this Condition 18.4 and Condition 20 or pay any insurance premiums in respect thereof, the Purchaser shall be entitled to effect such insurance or pay such insurance premiums and the Contractor shall repay to the Purchaser on demand all money expended by the purchaser in so doing, together with interest at the rate of one and a half (1-1/2%) per month.

18.5            Efforts to minimise liability

        In consideration of the Contractor acceptance the liability provisions of the Contract, the Purchaser agrees to take all necessary steps by contract, notices, warnings or otherwise to minimise the liability of the Purchaser and the Contractor.

18.6    Limitation of Liability

        Under no circumstances shall the a party be liable for any special, indirect or consequential damages including, but not limited to, loss of profit, loss of use, loss of revenues or damages to business or reputation arising from the performance or non-performance of any aspect of the Contract. In no event shall a party's liability to the other party for any reason exceed an amount equal to two (2) times the Contract Price. Notwithstanding the foregoing either Party shall be entitled to pursue an action for an injunction or to compel specific performance or for other equitable relief.

19.     LIQUIDATED DAMAGES FOR DELAY PRIOR TO COMPLETION OF PHASE 3

19.1    Excusable Delays

        If by reason of any of the following events ("events of excusable delay"):

        (a) damage in transit occurring to any Equipment not caused by the inadequacy of the Contractor's packing or other fault of the Contractor, causing delay to the delivery of that Equipment under the Contract, or delay in the completion of any part of the Works affected thereby;

        (b) Force Majeure, causing delay to the Contractor in the completion of any part of the Works; or

        (c) a delay in obtaining customs clearance for any Equipment through no fault of the Contractor;

        (d) any delay in respect of a Milestone Date which follows from a delay in respect of a previous Milestone Date for which liquidated damages have been paid;

        (e) failure of Purchaser to obtain relevant permissions or approval for transmission from the relevant satellite operator(s) or governmental authorities, due to reasons other than default of the Contractor.

        then, provided that the Contractor shall have used and shall continue to use reasonable endeavours to avoid and minimise the delay, and provided that the Contractor shall within 7 days of becoming aware of the relevant event have given to the Purchaser notice of the claim for the event and shall have supplied the Purchaser with full particulars of the extension to which it considers itself entitled, the Purchaser shall on receipt of such notice and particulars grant to the Contractor in writing either prospectively or retrospectively, a day to day extension of the Milestone Date relevant to that part of the Work reasonably affected by the event of excusable delay provided that such extensions shall in no event exceed the period of delay caused by the event of excusable delay.

      If the Contractor gives such a notice it shall from the date of notice comply with all reasonable instructions the Purchaser may give to minimise any actual or anticipated delay.

19.3  No Extension

      The Contractor shall not be entitled to any extension of a Milestone Date relating to Design Reviews, Factory Acceptance Tests or System Acceptance
      Tests:

      (a) to the extent the delay is caused by the Contractor having failed to complete any delivery or installation of any Equipment or Component or the provision of any Services or failed to comply with any of the other provisions of the Contract through no fault of the Purchaser;

      (b) to the extent the delay is caused by any default, negligence or breach of duty (statutory or otherwise) by the Contractor, Sub-contractors, or other persons for whom the Contractor is responsible.

19.4  Liquidated Damages

      Subject to any extension granted by the Purchaser in accordance with Condition 19.1, if the Contractor fails to complete any material part of the Works before the relevant Milestone Date, the Contractor shall pay to the Purchaser liquidated damages in the amount set out in the Delivery and Payment Schedule, subject to such caps as specified therein.

19.5  Limit

      The aggregate amount of all the Contractor's liability for liquidated damages for delay under the Contract shall not exceed 20% of the Contract Price. The Contractor acknowledges such damages would not be a penalty.

19.6    No Limitation

        Payment of damages by the Contractor pursuant to Condition 19.4 shall not (a) relieve the Contractor from any of its other obligations under the Contract; (b) be limited by conditions as to the payment of damages by the Contractor set out elsewhere in the Contract; (c) limit damages otherwise payable by the Contractor under the Contract.

20.     TITLE RISK AND INSURANCE

20.1 Notwithstanding Conditions 22 and 23 on Termination, absolute and exclusive right, title and interest to Equipment, (but excluding the relevant Software) shall pass to the Purchaser:

        (a) in the case of Equipment comprised within Phase 1, Phase 2 and Phase 3, upon payment by the Purchaser of the Milestone Payment relating to the relevant System Acceptance Date;

        (b) in the case of any other Equipment, upon payment by the Purchaser.

20.2    Risk

        Without prejudice to Condition 20.1, the Contractor shall have full responsibility for and risk of all Equipment.

        (a) in the case of Equipment and Components comprised within each Phase until the relevant System Acceptance Date;

        (b) in the case of any other Equipment or Component, upon delivery to a designated carrier by the Contractor in accordance with the Contract.

        The Contractor shall, at its sole cost;

        (c) for the Term of the Contract, insure, and maintain insurance:

            (i) for the Equipment, the Software and each Component against loss or damage to the extent;

                 (1)  caused by the Contractor or its agents; or

                 (2) occurring whilst the Equipment or Component is in the possession or control of the Contractor;

                 in the amount of the full replacement value; and

                (ii) against third party liability for a minimum amount of US$5 million; and

                (iii) against product liability for a minimum amount of US$5 million.

        (d) insure and maintain insurance Erection All-Risks insurance policies for the Equipment and each Component comprised within each Phase until the relevant System Acceptance Date for the full replacement value thereof.

        (e) insure and effect marine insurance for the Equipment and each Component for any transit from the Contractor's premises to any Site for its CIF value. The terms of such insurance shall include:

                (i)     if transit is by air:-
                        - Institute Cargo Clauses (Air) (Excluding sending by
                          post) CL 259
                        - Institute Strikes Clauses (Air Cargo) CL 260
                        - Institute War Clauses (Air Cargo) CL 258

                (ii)    if transit is by sea:-
                        - Institute Cargo Clauses (A)
                        - Institute Strikes Clauses (Cargo) CL 256
                        - Institute War Clauses (Cargo) CL 255

        (f) effect and maintain the insurances that are provided for by the laws in the country in which works are performed as insurances required of the Contractor.

        The Purchaser shall be named in each such insurance policy as an additional insured thereunder in respect of its rights and interest.

20.3    Insurance Companies

        The Contractor shall be required to obtain the prior approval of the Purchaser for the insurance companies providing insurance and the terms of each insurance policy referred to in Condition 20.2. Without limiting the foregoing provisions, it shall be a condition of any such insurance policy that neither the Contractor nor the insurance company may cancel the policy without giving to the Purchaser not less than 30 days prior notice in writing.

20.4    Evidence

        The Contractor shall provide to the Purchaser a copy of an insurance certificate in order for the Purchaser to verify the coverage referred to

                                                                        ANNEX 1

      above and shall provide to the Purchaser evidence of timely payment of all premiums due in respect thereof.

20.5  Sub-Contractors

      To the extent required by law (statute or common law), each party shall be responsible for the acts or omissions of persons to whom such party sub-contracts, or allows to perform, any part of the Works and in the case of the Contractor this shall include responsibility for the acts or omissions of Sub-Contractors.

20.6  Repair or Replacement

      In the event that the Purchaser discovers that damage to any Equipment for which the Contractor has installation responsibility as identified in Annex 2 has occurred whilst in transit, the Purchaser shall promptly notify the Contractor and follow the reasonable instructions of the Contractor as to whether the Equipment concerned, or any Component thereof, should be held by the Purchaser for repair by the Contractor, or returned to the Contractor for repair and / or replacement. The Purchaser shall give to the Contractor reasonable details of the damage discovered. Notwithstanding any actions taken under this Condition, the Contractor shall remain responsible for delivering Equipment or Components free of damage to the Purchaser by the relevant Milestone Date subject under the Contract, subject to excusable delays under Condition 19.2.

21.   PURCHASER'S PARTICIPATION

21.1  Right to Participate

      The Purchaser shall have the right to participate in all the Design Review procedures and Tests to be performed under the Contract. The Purchaser may also appoint a full time representative to work at the Contractor's offices representative for the purpose of such participation for the period commencing from the Date of Contract and ending on the Phase 3 System Acceptance Date. The Contractor shall provide such Purchaser's representative with an office and office support. The Purchaser shall reimburse the Contractor for telephone calls and faxes made by its representative.

21.2  Contractor's Employees, etc.

      Any director, employee or agent of the Contractor assisting the Contractor in performance of its obligations hereunder shall remain the servant and/or agent and under the control of the Contractor. The Purchaser shall not be liable for any act or omission of such director, employee or agent but the Purchaser shall use proper care and skill in giving instructions to be carried out by such director, employee or agent.

21.3    Purchaser's Employees etc.

        Any director, employee or agent of the Purchaser participating in the Works shall remain the servant and/or agent and under the control of the Purchaser. The Contractor shall not be liable for any act or omission of such director, employee or agent but the Contractor shall use proper care and skill in giving instructions to be carried out by such director, employee or agent.

22.     TERMINATION OF CONTRACT BY THE CONTRACTOR

22.1    Termination for Breach

        If the Purchaser commits any material breach of or fails in any material respect to comply with and observe the provisions of the Contract and such breach or failure is not remedied within thirty (30) days of written notice by the Contractor to the Purchaser, the Contractor may, by giving notice in writing to the Purchaser, terminate the Contract PROVIDED THAT the Contractor shall not be entitled to terminate the Contract for breach of the Software license granted under Condition 14.4 unless the Contractor becomes entitled to terminate such license in accordance with its terms.

22.2    Termination for Insolvency

        If the Purchaser takes or has taken or instituted against it any action or proceeding whether voluntary or compulsory which has as an object or may result in the winding up of the Purchaser (other than a voluntary winding up by members for the purpose of reconstruction or amalgamation), (other than an action or proceeding which is dismissed within 30 calendar days after it is brought or commenced) or is placed under official management or enters into a compromise or other arrangement with its creditors or any class of them or an administrative receiver or administrator or receiver is appointed to carry on its business or to take control or possession of any of its assets for the benefit of its creditors or any of them (or any analogous proceedings in any jurisdiction), then in any of these events the Contractor may, by giving notice in writing to the Purchaser, terminate the Contract.

22.3    Termination for Force Majeure

        Subject to Condition 22.4, and notwithstanding the provisions of Condition 20.2, if the conditions giving rise to an event of Force Majeure preventing performance by the Purchaser of its obligations under the Contract shall continue for more than 60 days, or if these conditions, once having ceased, shall recur so that the condition of Force Majeure continues for an aggregate of a 60 days in any six months period, the Contractor may forthwith terminate that part of the Contract which is affected by the Purchaser's inability to perform its obligations.

22.4    Conditions

        The Contractor shall not be entitled to terminate the Contract under Condition 22.2 or 22.3 unless it has given to the Purchaser not less than thirty (30) days prior written notice of its intention to terminate and has entered into good faith negotiations with the Purchaser for such Contract Amendments as may be required in order to achieve the Purchaser's requirements through means alternative to those affected by the Force Majeure. The Contractor shall, if requested by the Purchaser if any event of Force Majeure occurs, enter into good faith negotiations with the Purchaser to minimise the effects of the Force Majeure, or for such Contract Amendment as may reasonably overcome the impediments caused by the Force Majeure.

22.5    No Other Right

        The Contractor shall not be entitled to terminate or abandon the Contract under any circumstances other than those specified in this Condition 22.

22.6    No Prejudice

        No action taken by the Contractor under this Condition 22 shall prejudice the right of the Contractor to recover from the Purchaser all sums that may then be due or become due to the Contract under or in relation to the Contract. Termination of the Contract under this Condition 32 shall without prejudice to any accrued rights of the parties up to the date of termination.

23.     TERMINATION OF THE CONTRACT BY THE PURCHASER

23.1    Termination Rights for Delay

        Prior to Phase 3 System Acceptance Date, the Purchaser may by notice in writing to the Contractor terminate the Contract forthwith:

        (a) If the Contractor shall fail to complete "Proof of Critical Design #1" as referred to in the Scope of Works by its relevant Milestone Date;

        (b) If the Contractor shall fail to complete the "Proof of Critical Design #2" as referred to in the Scope of Works by its relevant Milestone Date; or

        (c) If the Contractor shall fail to complete the following Milestones as referred to in the Scope of Works within 10 weeks of the relevant Milestone Dates specified in Annex 3:

            (1) Phase 1 Factory Acceptance

            (2) Phase 1 System Acceptance

            (3) Phase 2 System Acceptance

            (4) Phase 3 System Acceptance

        Provided that if the Purchaser shall have ordered any Further Purchase Products for delivery prior to Phase 2 System Acceptance Date the right to terminate the Contract shall cease after the successful completion of Phase 2 System Acceptance. If Purchaser is entitled to terminate under
        23.1 (a), (b) or (c) Purchaser must exercise the right to terminate by written notification to the Contractor within 5 Business Days of the event giving rise to the right of termination or the right to terminate will be deemed to be waived with respect to that event.

        Milestones Dates shall each be extended for the length of events of excusable delay (as listed in Condition 19.1) in accordance with Condition 19 or as otherwise may be provided for in the Contract.

23.2    Termination Rights for Default

        If the Contractor commits any material breach of or fails in any material respect to comply with and observe the provisions of the Contract other than non-delivery or delayed delivery of the Equipment and such breach or failure is not remedied within thirty (30) days of written notice by the Purchaser to the Contractor, then the Purchaser may, by giving notice in writing to the Contractor, terminate the Contract.

23.3    Termination for Insolvency etc.

        If the Contractor takes or has taken or instituted against it any action or proceeding whether voluntary or compulsory which has as an object or may result in the winding up of the Contractor (other than a voluntary winding up by members for the purpose of reconstruction or amalgamation), (other than in action or proceeding which is dismissed within 30 calendar days after it is brought or commenced) or is placed under official management or enters into a compromise or other arrangement with its creditors or any class of them or an administrative receiver or administrator or receiver is appointed to carry on its business or to take control or possession of any of its assets for the benefit of its creditors or any of them (or any analogous proceedings in any jurisdiction) then in any of these events the Purchaser may, be giving notice in writing to the Contractor terminate the Contract.

23.4    Termination for Force Majeure affecting Purchaser

        Notwithstanding the provisions of Condition 19.1, if the conditions giving rise to an event of Force Majeure preventing performance by the Purchaser of its obligations shall continue for more than 60 days, or if these conditions, once having ceased, shall recur so that the condition of Force Majeure continues for an aggregate of 60 days in six months' period, the Purchaser may forthwith terminate either the Contract or the order for any or all the delayed Equipment, Software, or Components.

23.5    Termination for Force Majeure affecting Contractor

        Notwithstanding the provisions of Condition 19.1, if the conditions giving rise to an event of Force Majeure preventing performance by the Contractor shall continue for more than 60 days, or if these conditions, once having ceased, shall recur so that the condition of Force Majeure continues for an aggregate of 60 days in any six months period, the Purchaser may forthwith terminate that part of the Contract which is affected by the Purchaser's inability to perform its obligations, or if Phase 3 System Acceptance Date has not yet occurred by that time, the Purchaser may forthwith elect to terminate the whole of the Contract. The Purchaser shall exercise its right to terminate no later than five
        (5) Business Days after the conditions resulting from any particular event of Force Majeure which prevents performance have ceased. If the Purchaser shall not so exercise its rights, the Purchaser shall be deemed to have waived its right to terminate either the Contract or that portion of the Contract so affected in respect of the particular event of Force Majeure.

23.6    No Prejudice

        No action taken by the Purchaser under this Condition 23 shall prejudice the right of the Purchaser to recover from the Contractor all sums of money that may then be due or become due to the Purchaser under or in relation to the Contract whether as liquidated damages or otherwise.

23.7    Conditions

        The Purchaser shall not be entitled to terminate all or part of the Contract under Condition 23.3 or 23.4 unless it has given to the Contractor not less than 30 days prior written notice of its intention to terminate and has entered into good faith negotiations with the Contractor for such Contract Amendments as may be required in order to achieve the requirements of the parties through means alternative to those affected by the Force Majeure. The Purchaser shall, if requested by the Contractor if an event of Force Majeure occurs, enter into good faith negotiations with the

        Contractor to minimise the effects of the Force Majeure, or for such Contract Amendment as may be reasonably required to overcome the impediments caused by the Force Majeure.

23.8    Accrued Rights

        Termination of the Contract under the foregoing provisions of this Condition 22 or 23 shall be without prejudice to any accrued rights of the parties up to the date of termination.

24.     RIGHTS AND OBLIGATIONS OF THE PARTIES IN THE EVENT OF TERMINATION

24.1 Refunds, Payments and Return of Equipment upon termination for delay under Condition 23.1

        (a) Upon termination of the Contract under Conditions 23.1(a), 23.1(b) or 23.1(c), the Purchaser shall have the right to reject and return to the Purchaser all or part of the Equipment received under the Contract. The Purchaser shall by written notice to the Contractor notify the Contractor of the items of Equipment rejected ("Rejected Equipment"). The Contractor shall within 5 Business days of receipt of such notice open an irrevocable letter of credit in the favour of the Purchaser in an amount equal to all the moneys received for the Rejected Equipment (including Further Purchase Products, if delivered to the Purchaser of the date of termination, subject to Condition 24.1(d). The letter of credit shall be payable at sight upon presentation of shipping documentation by the Purchaser. The Contractor shall bear all costs of the letter of credit.

        (b) In the event of termination under condition 23.1(b), the Contract shall pay an additional sum being 10% of the Contract Price as liquidated damages to the Purchaser. This amount shall be added to the amount of the letter of credit required under Condition 24.1(a) herein.

        (c) The Purchaser shall return the Rejected Equipment using a carrier and packaging instructions of the Contractor's choice within fifteen
            (15) days of issuance of the letter of credit specified in Condition 24.1(a) herein. Delivery Costs shall be reimbursed by the Contractor to the Purchaser.

        (d) Where Rejected Equipment includes Further Purchaser Products delivered to and fully paid for by the Purchaser, the Contractor shall only be required to refund to the Purchaser

                        50% of the purchase price for such Further Purchase Products. If following the return of such Further Purchase Products to the Contractor, the Contractor has resold them to a third party, the Contractor shall forthwith pay to the Purchaser 50% of the gross sale proceeds.

                (e) Where Rejected Equipment includes Further Purchase Products partly paid for and not yet delivered, the order(s) for such Further Purchase Products shall be deemed cancelled and the Contractor shall refund to the Purchaser all monies received for such Further Purchase Products.

24.2 Termination under Condition 23.3 or 23.5 prior to completion of Phase 3

                If the Contract shall be terminated under Condition 22.3 or 23.5 prior to the Phase 3 System Acceptance Date, the Purchaser shall have the right to elect either.

                (1) to keep all Equipment delivered under the Contract provided that all the outstanding Milestone Payments and the next Milestone Payment should have been/be made; or

                (2) to reject and return all or part of the Equipment for the Contractor. The Contractor shall correspondingly refund to the Purchaser all monies received by the Contractor in respect of the rejected Equipment.

24.3            Other Effect of Termination

                Notwithstanding any termination of the Contract, the parties shall continue to be liable thereafter with respect to the following Conditions:

                (a) Condition 9.2, to the extent of any completed Equipment delivered by the Contractor prior to or after termination;

                (b)     Conditions 18, 19, 27, 29 and 30;

                (c)     this Condition;

                (d) any other provision of the Contract expressed or by its nature or intent is to continue after termination.

                Termination of the Contract shall also not affect the Software license, the Performance Bond and the Letter of Credit which shall remain valid and enforceable according to their terms unless and until terminated in accordance with their terms.

        Termination of the Contract shall be without prejudice to the accrued rights of either party under the Contract as at termination (including, without limitation, liability of the Contractor under Condition 18), and where the Purchaser has the right to deduct any damages from any payment under the foregoing provisions, nothing herein shall prevent the Purchaser separately claiming for other damages if it is permitted to do so under the Contract (subject always to Condition 18.6). Nothing in the foregoing provisions shall prevent either party from pursuing an order of specific performance of the Contract at any time prior to termination.

24.43   Warranty Service

        If requested by the Purchaser in the event of termination of the Contract for any reason except for termination under Condition 22.1 the Contractor shall negotiate in good faith for the provision by the Contractor of maintenance and support service with respect to the Equipment and Software after termination of the Contract, on reasonable terms.

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26.     ASSIGNMENT AND SUB-CONTRACTING

26.1    No Assignment by Sub-Contractor

        The Contractor shall not, without the written consent of the Purchaser first obtained assign, mortgage, charge or encumber or any obligation or benefit howsoever arising, or which may arise under the Contract except for any of the moneys due or becoming due under the Contract.

26.2    Sub-Contracts

        The Contractor shall only sub-contract all or part of the Works to a Sub-Contractor approved by the Purchaser, such approval not to be unreasonably withheld.

26.3    Assignment by Purchaser

        The Contractor agrees that the Purchaser shall have the right to assign any or all of its rights and benefits under the Contract to any company within the Hutchison Whampoa Group. The Contractor further agrees that the Purchaser shall have the right to assign any or all its rights and benefits under the Contract to any other third party with the prior written consent of the Contractor such consent not to be unreasonably withheld.

27.     CONFIDENTIALITY


                      *  CONFIDENTIAL TREATMENT REQUESTED

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        The parties agree that the Reciprocal Non-Disclosure Agreement between the parties dated 11th January 1996 shall remain binding on the parties.

28.     NOTICE

28.1 Any notice or other communication required or permitted to be given by or pursuant to the Contract shall be sufficiently given if given in writing and delivered personally or sent by prepaid registered airmail post or telex or facsimile to the addresses of the parties specified in Condition 28.3 or to such other address or such other person as the party may from time to time notify to the other party in writing.

28.2 Any such notice or other communication issued in accordance with this Condition shall be deemed to have been received:

        (a)     if delivered personally, on the date of delivery;

        (b) if sent by pre-paid post, ten (10) days after the date of posting unless actually received earlier;

        (c) if sent by facsimile, upon receipt, if followed immediately by pre-paid registered airmail post; or

        (d) if sent by telex, on receipt of the correct answerback code of the addressee at the end of the communication.

28.3    The addresses referred to in this Condition shall be:

        (a)     The Purchaser:
                Hutchison Corporate Access (HK) Limited
                Rm 1610, 16/F One Harbourfront
                22 Tak Fung Street
                Hunghom, Kowloon
                Hong Kong

                Fax No.:  (852) 2621 5696
                Contact:  Henry Au Yeung

        (b)     The Contractor:
                ViaSat, Inc.
                2290 Cosmos Court
                Carlsbad
                CA 92009-1585
                U.S.A.

                Fax No.:  (619)4387310
                Contact:  Andy Paul


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29.     APPLICABLE LAW

        The Contract shall be subject to, governed by and construed and take effect in all respects in accordance with the laws of England. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

30.     ARBITRATION

        If any dispute or difference of any kind whatsoever (a "Dispute") shall arise between the parties in connection with, or arising out of, the Contract, or the breach, termination or validity thereof and the Dispute cannot be settled by mutual discussions, the Dispute shall finally be settled by arbitration in accordance with the Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference herein. The place of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English. The arbitration tribunal (the "Tribunal") shall consist of three arbitrators. The Contractor and the Purchaser each shall appoint one arbitrator and the two arbitrators so appointed shall appoint the third arbitrator who shall act as the presiding arbitrator of the Tribunal. The award rendered shall apportion the costs of the arbitration, and may, in the discretion of the arbitrators, include provision for interest on late payments from the date such payments were required to be made. Any cash award shall be in US dollars and shall be paid promptly. The award rendered shall be in writing and shall set forth in reasonable detail the facts of the Dispute and the reasons for the Tribunal's decision. The parties to the Dispute undertake to implement the arbitration award. The award rendered in any arbitration commenced hereunder shall be final and binding upon the parties, and judgement thereon may be entered in any court having jurisdiction for its enforcement. The parties hereby renounce their right to appeal from the decision of the Tribunal and agree that no party to a Dispute shall appeal to any court from the decision of the Tribunal. In this regard, the parties hereto expressly agree to waive Section 641 of the Reglement op de Rechtsvordering and Article V(1) (a) and Article VI of the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, so that there shall be no appeal to any court from the decision of the Tribunal. In addition, the parties agree that no party except in conjunction with an action by either Party for an injunction or to compel specific performance or for other equitable relief shall have any right to commence or maintain any suit or legal proceeding concerning a Dispute hereunder until the Dispute has been determined in accordance with the arbitration procedure provided for herein and then only to



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        enforce or facilitate the execution of the award rendered in such arbitration.

31.     ENGLISH LANGUAGE

        Except as otherwise specifically provided, all documents relating to the Contract or to the Works and all communications between the parties shall be in the English language.

32.     MISCELLANEOUS

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32.4    No Waiver

        No failure or delay by either party in exercising any right, power or remedy under the Contract against the other party shall operate as a waiver thereof, nor shall any single or partial exercise by a party of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided in the Contract are cumulative and not exclusive of any remedies provided by law except as expressly limited herein.

32.5    Severance

        Any provision of the Contract prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from the Contract and rendered ineffective so far as is possible without modifying the remaining provisions of the Contract. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties to the full extent permitted by such law to the end that the Contract shall be valid, binding and enforceable in accordance with its terms.

32.6    Integration


                       * CONFIDENTIAL TREATMENT REQUESTED


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                Except as agreed between the parties in writing and [in relation to the Reciprocal Non-Disclosure Agreement dated 15th December 1995 between the parties], the Contract sets forth the entire agreement between the parties on the subject matter hereof and supersedes any previous agreement, undertaking, correspondence, memorandum, letter of intent or representation on the subject matter hereof.

32.7            No Prejudice

                The grant of approvals under Clause 6.2.6 of the Scope of Works and the issue of any Design Review Certificate, Factory Acceptance Certificate or System Acceptance Certificate by the Purchaser shall not in any way prejudice or affect the rights of the Purchaser under the Contract or amend or reduce the Contractor's responsibilities under the Contract.

32.8            No Third Party to Benefit

                Nothing in the Contract shall, expressly or impliedly, give to any person other than the parties hereto any benefit or legal or equitable right, remedy or claim except as expressly provided herein.

32.9            Time is of the essence in the Contract.


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